Exhibit 99.1

February 19, 2019
Gardner Denver Reports Strong Fourth Quarter and Record Full Year 2018 Results

FOURTH QUARTER 2018

•	Revenues of $713 million up 7% over prior year and up 10% excluding the impact of foreign exchange (“FX”).

•	Reported net income of $95 million compared to prior year of $144 million, which included a $95 million benefit due to the effects of tax reform changes

•	Adjusted EBITDA of $190 million up 10% over prior year with a margin of 26.6%, up 60 basis points

•	Free cash flow of $126 million up 31% over prior year

•	Net operating working capital as a percentage of revenues of 24.0%, an improvement of 570 basis points from prior year

•	Debt repayment of $75 million from cash on hand

FULL YEAR 2018

•	Record revenues of $2.7 billion, up 13% over prior year

•	Reported net income of $269 million compared to prior year of $18 million

•	Adjusted EBITDA of $682 million up 21% over prior year, reflecting a margin of 25.3%, up 170 basis points

•	Free cash flow of $392 million up 173% over prior year

•	Debt repayment of $338 million and closed four strategic acquisitions for $186 million from cash on hand

•	Net debt to Adjusted EBITDA leverage ratio of 2.1x, an improvement of 0.8x from prior year

Milwaukee, WI (February 19, 2019) -- Gardner Denver Holdings, Inc. (NYSE: GDI) announced today fourth quarter and full year 2018 results.

Fourth quarter revenues of $713 million, up 7% over the prior year and up 10% excluding the impact of FX.  Net income attributable to Gardner Denver in the quarter was $95 million, or $0.45 per share based on share count of 208 million, compared to prior year net income attributable to Gardner Denver of $144 million, or $0.69 per share based on share count of 209 million.  Adjusted net income increased 19% to $119 million, or $0.57 per share, compared to $100 million, or $0.48 per share, in the prior year.  Adjusted EBITDA was $190 million, up 10% over the prior year.  Adjusted EBITDA as a percentage of revenues expanded 60 basis points to 26.6% as compared to 26.0% in the prior year, driven primarily by organic growth in the Industrials and Medical segments and ongoing operational efficiencies across the business.

In the fourth quarter, Gardner Denver generated free cash flow of $126 million, up 31% over the prior year.  The strong cash flow allowed for a balanced deployment of cash throughout the quarter, including the closure of the acquisitions of DV Systems and MP Pumps, repayment of $75 million of debt, and $24 million of share repurchases.  Fourth quarter net debt to Adjusted EBITDA leverage improved to 2.1x, down 0.8x from prior year.

Total year revenues for 2018 were $2.7 billion, up 13% over the prior year and up 12% excluding the impact of FX.  Net income for the year was $269 million, or $1.29 per share based on share count of 209 million compared to prior year of $18 million, or $0.10 per share based on share count of 188 million.  Adjusted net income increased 58% to $395 million, or $1.89 per share, compared to $249 million, or $1.32 per share, in the prior year.  Adjusted EBITDA was $682 million, up 21% over the prior year.  Adjusted EBITDA as a percentage of revenues expanded 170 basis points to 25.3% as compared to 23.6% in the prior year.  Gardner Denver generated $445 million of cash flow from operating activities in the year and invested $52 million in capital expenditures, resulting in free cash flow of $392 million, up 173% compared to prior year.

Business Trends

“2018 was an outstanding year for Gardner Denver as we delivered record revenue and Adjusted EBITDA performance through the execution of our simple and focused strategy,” said Vicente Reynal, Chief Executive Officer.  “Our success is visible in our financial results with balanced execution across growth, profitability, margin expansion and efficient capital allocation.  We increased revenues by 13% with each segment delivering double digit revenue growth and strong orders performance.  Adjusted EBITDA grew 21% with margin expansion across each of the segments as we continue to see benefits from strong organic volume growth as well as operational efficiencies from programs like Innovate 2 Value (i2V).  The performance across the business coupled with our engagement-driven focus on working capital management drove strong cash generation.  As a result, we were able to deploy over $600 million of cash throughout the year in a balanced and efficient manner with $338 million deployed toward debt reduction, $186 million on four strategic and accretive acquisitions, $52 million to support high return internal capital expenditures projects and $29 million on share repurchases.”

“Specifically in the fourth quarter, our teams continued to deliver on strong commercial and operational execution, with Adjusted EBITDA growth of 10% and margin expansion of 60 basis points versus prior year, despite some of the known headwinds around FX, tariffs, the China economic landscape, and choppiness in upstream energy markets,” said Reynal.  “In the Industrials segment, end market activity remained consistent with what we saw in the third quarter with solid performance across each of the underlying product technologies.  In the Energy segment, our upstream business continued to execute well with 2% orders growth driven by strength in demand for consumables and aftermarket parts and services in spite of the known Permian take-away capacity constraints and noise regarding the operating environment.  In the mid and downstream portions of the business, we saw the expected increase in project shipments that was anticipated entering the quarter, leading to 8% revenue growth.  In the Medical segment, the healthy backlog entering the quarter led to strong double digit revenue growth and margin expansion.”

Fourth quarter 2018 performance:

Industrials

-	Orders of $323 million, up 1% over prior year, and up 4% excluding the impact of FX; on top of 25% growth in the fourth quarter of prior year

-	Revenues of $338 million, up 8% over prior year, and up 11% excluding the impact of FX

-	Segment Adjusted EBITDA of $78 million, up 13% from $69 million in the prior year

-	Segment Adjusted EBITDA margin of 23.2%, up 110 basis points from 22.1% in the prior year, driven by volume growth, operational efficiencies, i2V and targeted cost reductions

Energy

-	Orders of $269 million, down 4% from prior year, and down 3% excluding the impact of FX

-	Upstream Energy orders of $165 million, up 2% over prior year excluding the impact of FX; on top of 154% growth in the fourth quarter of prior year

-	Revenues of $307 million, up 4% over prior year, and up 6% excluding the impact of FX

-	Upstream Energy revenues of $159 million, up 1% over prior year excluding the impact of FX; on top of 99% growth in the fourth quarter of prior year

-	Segment Adjusted EBITDA of $95 million, down 2% from $97 million in the prior year

-
Segment Adjusted EBITDA margin of 31.0%, down 180 basis points from 32.8% in the prior year, driven primarily by mix, including large midstream project shipments and higher upstream frac pump shipments

Medical

-	Orders of $66 million, down 1% from prior year, and up 1% excluding the impact of FX; on top of 29% growth in the fourth quarter of prior year

-	Revenues of $68 million, up 17% over prior year, and up 19% excluding the impact of FX

-	Segment Adjusted EBITDA of $21 million, up 33% from $16 million in the prior year

-	Segment Adjusted EBITDA margin of 30.2%, up 360 basis points from 26.6% in the prior year, driven by strong volume growth, operational efficiencies and targeted cost reductions

2019 Guidance and Outlook

“Looking ahead to 2019, we will continue to execute on our balanced strategy of growth, margin expansion and strong cash generation,” stated Reynal.  “Despite ongoing trade tensions and uncertainty in the macro-environment, we are committed to above-market growth through the deployment of our commercial strategy of demand generation, differentiated innovation and accelerated aftermarket growth.  As a result, we are expecting low to mid single digit revenue growth across total company, excluding the impact of FX, and low single digit growth including FX.  We are introducing full year 2019 guidance for Adjusted EBITDA of $680 million to $710 million.  In addition, we expect Free Cash Flow to Adjusted Net Income conversion to be approximately one hundred percent.”

Conference Call

Gardner Denver will broadcast a conference call to discuss results for the fourth quarter of 2018 on Tuesday, February 19, 2019 at 10:00 a.m. Eastern time (9:00 a.m. Central time) through a live webcast.  This webcast will be available in listen-only mode and can be accessed, for up to ninety days following the call, through the Investors section on the Gardner Denver website at http://investors.gardnerdenver.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934.  These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the "Business Trends and Outlook” and “2018 Guidance" sections of this press release. You can identify these forward-looking statements by the use of words such as "outlook," “guidance,” "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words.  Such forward-looking statements are subject to various risks and uncertainties, including macroeconomic factors beyond the Company’s control, risks of doing business outside the United States, the Company’s dependence on the level of activity in the energy industry, potential governmental regulations restricting the use of hydraulic fracturing, raw material costs and availability, the risk of a loss or reduction of business with key customers or consolidation or the vertical integration of the Company’s customer base, loss of or disruption in the Company’s distribution network, the risk that ongoing and expected restructuring plans may not be as effective as the Company anticipates, and the Company’s substantial indebtedness.  Additional factors that could cause Gardner Denver’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Risk Factors" in our most recent annual report on form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Gardner Denver

Gardner Denver (NYSE: GDI) is a leading global provider of mission-critical flow control and compression equipment and associated aftermarket parts, consumables and services, which it sells across multiple attractive end-markets within the industrial, energy and medical industries.  Its broad and complete range of compressor, pump, vacuum and blower products and services, along with its application expertise and over 155 years of engineering heritage, allows Gardner Denver to provide differentiated product and service offerings for its customers' specific uses.  Gardner Denver supports its customers through its global geographic footprint of 41 key manufacturing facilities, more than 30 complementary service and repair centers across six continents, and approximately 6,700 employees world-wide.

Gardner Denver uses its website www.gardnerdenver.com as a channel of distribution of Company information. Financial and other important information regarding the Company is routinely accessible through and posted on its website.  Accordingly, investors should monitor Gardner Denver’s website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts.  In addition, you may automatically receive e-mail alerts and other information about Gardner Denver when you enroll your e-mail address by visiting the “Email Alerts” section of Gardner Denver’s website at http://investors.gardnerdenver.com.

Contact

Gardner Denver Holdings, Inc.
Investor Relations Contact
Vikram Kini
(414) 212-4753
vikram.kini@gardnerdenver.com

Non-U.S. GAAP Measures of Financial Performance

In addition to consolidated GAAP financial measures, Gardner Denver reviews various non-GAAP financial measures, including “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS” and “Free Cash Flow.”

Gardner Denver believes Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Gardner Denver’s business.  Adjusted EBITDA represents net income (loss) before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items.  Adjusted Net Income is defined as net income (loss) including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions.  Gardner Denver believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding.

Gardner Denver uses Free Cash Flow to review the liquidity of its operations.  Gardner Denver measures Free Cash Flow as cash flows from operating activities less capital expenditures.  Gardner Denver believes Free Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt.  Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.

Management and Gardner Denver’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation.  Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP.  In addition, Gardner Denver believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.

Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered as alternatives to net income (loss), diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Gardner Denver’s results as reported under GAAP.

Reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.

Reconciliations of non-GAAP measures related to full year 2019 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts)
(Unaudited)

	For the Three Month period ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Revenues	$712.7	$665.0	$2,689.8	$2,375.4
Cost of sales	443.8	411.5	1,677.3	1,477.5
Gross Profit	268.9	253.5	1,012.5	897.9
Selling and administrative expenses	104.2	107.3	434.6	446.2
Amortization of intangible assets	32.4	31.3	125.8	118.9
Impairment of other intangible assets	-	1.6	-	1.6
Other operating (income) expense, net	(1.8)	35.4	9.1	222.1
Operating Income	134.1	77.9	443.0	109.1
Interest expense	23.1	25.2	99.6	140.7
Loss on extinguishment of debt	-	-	1.1	84.5
Other income, net	(0.4)	(1.0)	(7.2)	(3.4)
Income (Loss) Before Income Taxes	111.4	53.7	349.5	(112.7)
Provision (benefit) for income taxes	16.9	(90.1)	80.1	(131.2)
Net Income	94.5	143.8	269.4	18.5
Less: Net income attributable to noncontrolling interests	-	-	-	0.1
Net Income Attributable to Gardner Denver Holdings, Inc.	$94.5	$143.8	$269.4	$18.4
Basic earnings per share	$0.47	$0.71	$1.34	$0.10
Diluted earnings per share	$0.45	$0.69	$1.29	$0.10

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in millions, except share and per share amounts)
(Unaudited)

	December 31, 2018	December 31, 2017

Assets
Current assets:
Cash and cash equivalents	$221.2	$393.3
Accounts receivable, net of allowance for doubtful accounts of $17.4 and $18.7, respectively	525.4	536.3
Inventories	523.9	494.5
Other current assets	60.7	39.5
Total current assets	1,331.2	1,463.6
Property, plant and equipment, net of accumulated depreciation of $250.0 and $203.8, respectively	356.6	363.2
Goodwill	1,289.5	1,227.6
Other intangible assets, net	1,368.4	1,431.2
Deferred tax assets	1.3	1.0
Other assets	140.1	134.6
Total assets	$4,487.1	$4,621.2
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$7.9	$20.9
Accounts payable	340.0	269.7
Accrued liabilities	248.5	271.2
Total current liabilities	596.4	561.8
Long-term debt, less current maturities	1,664.2	2,019.3
Pensions and other postretirement benefits	94.8	99.8
Deferred income taxes	265.5	237.5
Other liabilities	190.2	226.0
Total liabilities	2,811.1	3,144.4
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 201,051,291 and 198,377,237 shares issued at December 31, 2018 and December 31, 2017, respectively	2.0	2.0
Capital in excess of par value	2,282.7	2,275.4
Accumulated deficit	(308.7)	(577.8)
Accumulated other comprehensive loss	(247.0)	(199.8)
Treasury stock at cost; 2,881,436 and 2,159,266 shares at December 31, 2018 and 2017, respectively	(53.0)	(23.0)
Total stockholders' equity	1,676.0	1,476.8
Total liabilities and stockholders' equity	$4,487.1	$4,621.2

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017

Cash Flows From Operating Activities:
Net income	$269.4	$18.5
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	125.8	118.9
Depreciation in cost of sales	44.8	46.6
Depreciation in selling and administrative expenses	9.8	8.3
Impairment of other intangible assets	-	1.6
Stock-based compensation expense	2.8	175.0
Foreign currency transaction (gains) losses, net	(1.9)	9.3
Net (gain) loss on asset dispositions	(1.1)	0.8
Loss on extinguishment of debt	1.1	84.5
Non-cash change in LIFO reserve	0.2	2.6
Deferred income taxes	4.0	(249.0)
Changes in assets and liabilities:
Receivables	13.2	(65.7)
Inventories	(13.0)	(22.7)
Accounts payable	69.6	39.9
Accrued liabilities	(38.9)	(24.8)
Other assets and liabilities, net	(41.3)	56.7
Net cash provided by operating activities	444.5	200.5
Cash Flows From Investing Activities:
Capital expenditures	(52.2)	(56.8)
Net cash paid in business combinations	(186.3)	(18.8)
Proceeds from the termination of derivatives	-	6.2
Disposals of property, plant and equipment	3.5	8.6
Net cash used in investing activities	(235.0)	(60.8)
Cash Flows From Financing Activities:
Principal payments on long-term debt	(337.6)	(2,879.3)
Premium paid on extinguishment of senior notes	-	(29.7)
Proceeds from long-term debt	-	2,010.7
Proceeds from the issuance of common stock, net of share issuance costs	-	893.6
Purchases of treasury stock	(40.7)	(3.6)
Proceeds from stock option exercises	6.8	-
Payments of contingent consideration	(1.4)	-
Payments of debt issuance costs	-	(4.1)
Purchase of shares from noncontrolling interests	-	(5.2)
Other	(0.1)	0.2
Net cash used in financing activities	(373.0)	(17.4)
Effect of exchange rate changes on cash and cash equivalents	(8.6)	15.2
(Decrease) increase in cash and cash equivalents	(172.1)	137.5
Cash and cash equivalents, beginning of year	393.3	255.8
Cash and cash equivalents, end of year	$221.2	$393.3

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME AND EARNINGS PER SHARE TO ADJUSTED NET INCOME AND
ADJUSTED EARNINGS PER SHARE
(Dollars in millions, except per share amounts)
(Unaudited)

	For the Three Month Period Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Net Income	$94.5	$143.8	$269.4	$18.5
Basic Earnings Per Share (As Reported)[1]	$0.47	$0.71	$1.34	$0.10
Diluted Earnings Per Share (As Reported)[1]	$0.45	$0.69	$1.29	$0.10
Plus:
Provision (benefit) for income taxes	16.9	(90.1)	80.1	(131.2)
Amortization of acquisition related intangible assets	29.1	27.3	111.9	107.7
Impairment of other intangible assets	-	1.6	-	1.6
Sponsor fees and expenses	-	-	-	17.3
Restructuring and related business transformation costs	13.6	4.2	38.8	24.7
Acquisition related expenses and non-cash charges	3.6	1.0	16.7	4.1
Environmental remediation loss reserve	-	-	-	0.9
Expenses related to public stock offerings	0.7	0.5	2.9	4.1
Establish public company financial reporting compliance	1.1	0.9	4.3	8.1
Stock-based compensation	(5.3)	28.2	(2.3)	194.2
Loss on extinguishment of debt	-	3.0	1.1	84.5
Foreign currency transaction (gains) losses, net	(1.3)	-	(1.9)	9.3
Shareholder litigation settlement recoveries	(5.0)	-	(9.5)	-
Other adjustments	2.2	7.5	2.2	10.9
Minus:
Income tax provision, as adjusted	31.2	27.8	119.0	105.4
Adjusted Net Income	$118.9	$100.1	$394.7	$249.3
Adjusted Basic Earnings Per Share	$0.59	$0.50	$1.96	$1.37
Adjusted Diluted Earnings Per Share[2]	$0.57	$0.48	$1.89	$1.32

Average shares outstanding:
Basic, as reported	201.1	201.4	201.6	182.2
Diluted, as reported	207.7	209.3	209.1	188.4
Adjusted diluted[2]	207.7	209.3	209.1	188.4

[1]
Basic and diluted earnings per share (as reported) are calculated by dividing net income (loss) attributable to Gardner Denver Holdings, Inc. by the basic and diluted average shares outstanding for the respective periods.

[2]	Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME AND CASH
FLOWS - OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in millions)
(Unaudited)

	For the Three Month Period Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Net Income	$94.5	$143.8	$269.4	$18.5
Plus:
Interest expense	23.1	25.2	99.6	140.7
Provision (benefit) for income taxes	16.9	(90.1)	80.1	(131.2)
Depreciation expense	13.3	15.5	54.6	54.9
Amortization expense	32.4	31.3	125.8	118.9
Impairment of other intangible assets	-	1.6	-	1.6
Sponsor fees and expenses	-	-	-	17.3
Restructuring and related business transformation costs	13.6	4.2	38.8	24.7
Acquisition related expenses and non-cash charges	3.6	1.0	16.7	4.1
Environmental remediation loss reserve	-	-	-	0.9
Expenses related to public stock offerings	0.7	0.5	2.9	4.1
Establish public company financial reporting compliance	1.1	0.9	4.3	8.1
Stock-based compensation	(5.3)	28.2	(2.3)	194.2
Loss on extinguishment of debt	-	-	1.1	84.5
Foreign currency transaction (gains) losses, net	(1.3)	3.0	(1.9)	9.3
Shareholder litigation settlement recoveries	(5.0)	-	(9.5)	-
Other adjustments	2.2	7.5	2.2	10.9
Adjusted EBITDA	$189.8	$172.6	$681.8	$561.5
Minus:
Interest expense	23.1	25.2	99.6	140.7
Income tax provision, as adjusted	31.2	27.8	119.0	105.4
Depreciation expense	13.3	15.5	54.6	54.9
Amortization of non-acquisition related intangible assets	3.3	4.0	13.9	11.2
Adjusted Net Income	$118.9	$100.1	$394.7	$249.3
Free Cash Flow
Cash flows - operating activities	146.2	116.6	444.5	200.5
Minus:
Capital expenditures	20.1	20.4	52.2	56.8
Free Cash Flow	$126.1	$96.2	$392.3	$143.7

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO INCOME (LOSS) BEFORE INCOME TAXES
(Dollars in millions)
(Unaudited)

	For the Three Month Period Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017

Revenue
Industrials	$337.6	$311.7	$1,303.3	$1,130.7
Energy	307.0	295.1	1,121.1	1,014.5
Medical	68.1	58.2	265.4	230.2
Total Revenue	$712.7	$665.0	$2,689.8	$2,375.4
Segment Adjusted EBITDA
Industrials	$78.2	$69.0	$288.2	$242.7
Energy	95.3	96.9	337.8	296.1
Medical	20.6	15.5	75.0	62.4
Total Segment Adjusted EBITDA	$194.1	$181.4	$701.0	$601.2
Less items to reconcile Segment Adjusted EBITDA to
Income (Loss) Before Income Taxes:
Corporate expenses not allocated to segments	$4.3	$8.8	$19.2	$39.7
Interest expense	23.1	25.2	99.6	140.7
Depreciation and amortization expense	45.7	46.8	180.4	173.8
Impairment of other intangible assets	-	1.6	-	1.6
Sponsor fees and expenses	-	-	-	17.3
Restructuring and related business transformation costs	13.6	4.2	38.8	24.7
Acquisition related expenses and non-cash charges	3.6	1.0	16.7	4.1
Environmental remediation loss reserve	-	-	-	0.9
Expenses related to public stock offerings	0.7	0.5	2.9	4.1
Establish public company financial reporting compliance	1.1	0.9	4.3	8.1
Stock-based compensation	(5.3)	28.2	(2.3)	194.2
Loss on extinguishment of debt	-	-	1.1	84.5
Foreign currency transaction (gains) losses, net	(1.3)	3.0	(1.9)	9.3
Shareholder litigation settlement recoveries	(5.0)	-	(9.5)	-
Other adjustments	2.2	7.5	2.2	10.9
Income (Loss) Before Income Taxes	$111.4	$53.7	$349.5	$(112.7)